Exhibit 20.1

                    MONTHLY CERTIFICATEHOLDER'S STATEMENT
                                SERIES 1998-1
                             TRAVELERS BANK USA
                  TRAVELERS BANK CREDIT CARD MASTER TRUST I

                 -------------------------------------------
                       MONTHLY PERIOD ENDING 4/30/00
                 -------------------------------------------

The information which is required to be prepared with respect to this Distribution Date the 15th of May, 2000, and with respect to the performance of the trust during the month of April, 2000 is set forth below.

Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.    INFORMATION REGARDING THE CURRENT MONTHLY DISTRIBUTION TO
      CERTIFICATEHOLDERS (STATED ON THE BASIS OF $1,000 ORIGINAL CERTIFICATE PRINCIPAL AMOUNT)

1.   The amount of distribution in respect of Class A Monthly Principal       $0.00000000

2.   The amount of distribution in respect of Class B Monthly Principal       $0.00000000

3.   The amount of distribution in respect of Class C Monthly Principal       $0.00000000

4.   The amount of the distribution in respect of Class A Monthly Interest    $5.00000000

5.   The amount of distribution in respect of any accrued and unpaid
     Class A Monthly Interest                                                 $0.00000000

6.   The amount of distribution in respect of Class A Additional Interest     $0.00000000

7.   The amount of the distribution in respect of Class B Monthly Interest    $0.00000000

8.   The amount of distribution in respect of any accrued and unpaid
     Class B Monthly Interest                                                 $0.00000000

9.   The amount of distribution in respect of Class B Additional Interest     $0.00000000

10.  The amount of the distribution in respect of Class C Monthly Interest    $0.00000000

11.  The amount of distribution in respect of any accrued and unpaid
     Class C Monthly Interest                                                 $0.00000000

12.  The amount of distribution in respect of Class C Additional Interest     $0.00000000


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B. INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

      1.    PRINCIPAL RECEIVABLES

            (a)   The aggregate amount of Collections of
                  Principal Receivables processed during the
                  related Monthly Period, which were allocable in
                  respect of Class A Certificates                 $56,010,296.67

            (b)   The aggregate amount of Collections of
                  Principal Receivables processed during the
                  related Monthly Period, which were allocable in
                  respect of Class B Certificates                  $3,080,400.70

            (c)   The aggregate amount of Collections of
                  Principal Receivables processed during the
                  related Monthly Period, which were allocable in
                  respect of Class C Certificates                  $2,464,320.56

      2.    PRINCIPAL RECEIVABLES IN THE TRUST

            (a)   The aggregate amount of Principal Receivables
                  in the Trust as of the end of the day on the
                  last day of the Monthly Period                 $270,955,980.67

            (b)   The amount of Principal Receivables in the
                  Trust represented by the Investor Interest of
                  Series 1998-1 as of the end of the day on the
                  last day of the Monthly Period                 $250,000,000.00

            (c)   The amount of Principal Receivables in the
                  Trust represented by the Class A Investor
                  Interest of Series 1998-1 as of the end of
                  theday on the last day of the Monthly Period   $227,500,000.00

            (d)   The amount of Principal Receivables in the
                  Trust represented by the Class B Investor
                  Interest of Series 1998-1 as of the end of
                  the day on the last day of the Monthly Period   $12,500,000.00

            (e)   The amount of Principal Receivables in the
                  Trust represented by the Class C Investor
                  Interest of Series 1998-1 as of the end of
                  the day on the last day of the Monthly Period   $10,000,000.00


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            (f)   The Floating Investor Percentage with respect
                  to the Monthly Period                                   92.92%

            (g)   The Class A Floating Investor Percentage with
                  respect to the Monthly Period                           84.55%

            (h)   The Class B Floating Investor Percentage with
                  respect to the Monthly Period                            4.65%

            (i)   The Class C Floating Investor Percentage with
                  respect to the Monthly Period                            3.72%

            (j)   The Principal Investor Percentage with respect
                  to the Monthly Period                                   92.92%

            (k)   The Class A Principal Investor Percentage with
                  respect to the Monthly Period                           84.55%

            (l)   The Class B Principal Investor Percentage with
                  respect to the Monthly Period                            4.65%

            (m)   The Class C Principal Investor Percentage with
                  respect to the Monthly Period                            3.72%

      3.    DELINQUENT BALANCES

            The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period.

                                    PERCENTAGE OF                AGGREGATE
                                  TOTAL RECEIVABLES               BALANCE
                                  -----------------           --------------

            (a)  31-60 days:           0.61%                    1,643,128.52

            (b)  61-90 days            0.34%                      930,562.14

            (c)  91-120 days           0.24%                      640,182.01

            (d)  Over 120 days         0.43%                    1,164,383.97

                     Total             1.62%                    4,378,256.64


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      4.    INVESTOR DEFAULT AMOUNT

            (a)   The Aggregate Investor Default Amount for the
                  related Monthly Period                             $809,564.24

            (b)   The Class A Investor Default Amount for the
                  related Monthly Period                             $736,640.73

            (c)   The Class B Investor Default Amount for the
                  related Monthly Period                              $40,513.06

            (d)   The Class C Investor Default Amount for the
                  related Monthly Period                              $32,410.45


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      5.    INVESTOR CHARGE-OFFS

            (a)   The aggregate amount of Class A Investor
                  Charge-Offs for the related Monthly Period            $0.00

            (b)   The aggregate amount of Class A Investor
                  Charge-Offs set forth in 5 (a) above per
                  $1,000 of original certificate principal amount       $0.00

            (c)   The aggregate amount of Class B Investor
                  Charge-Offs for the related Monthly Period            $0.00

            (d)   The aggregate amount of Class B Investor
                  Charge-Offs set forth in 5 (a) above per
                  $1,000 of original certificate principal amount       $0.00

            (e)   The aggregate amount of Class C Investor
                  Charge-Offs for the related Monthly Period            $0.00

            (f)   The aggregate amount of Class C Investor
                  Charge-Offs set forth in 5 (a) above per
                  $1,000 of original certificate principal amount       $0.00

            (g)   The aggregate amount of Class A Investor
                  Charge-Offs reimbursed on the Distribution Date       $0.00

            (h)   The aggregate amount of Class A Investor
                  Charge-Offs set forth in 5 (g) above per
                  $1,000 original certificate principal amount          $0.00

            (i)   The aggregate amount of Class B Investor
                  Charge-Offs reimbursed on the Distribution Date       $0.00

            (j)   The aggregate amount of Class B Investor
                  Charge-Offs set forth in 5 (g) above per
                  $1,000 original certificate principal amount          $0.00

            (k)   The aggregate amount of Class C Investor
                  Charge-Offs reimbursed on the Distribution Date       $0.00

            (l)   The aggregate amount of Class C Investor
                  Charge-Offs set forth in 5 (g) above per
                  $1,000 original certificate principal amount          $0.00


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      6.    INVESTOR SERVICING FEE

            (a)   The amount of the Class A Servicing Fee payable
                  by the Trust to the Servicer for the related
                  Monthly Period                                     $379,166.67

            (b)   The amount of the Class B Servicing Fee payable
                  by the Trust to the Servicer for the related
                  Monthly Period                                      $20,833.33

            (c)   The amount of the Class C Servicing Fee payable
                  by the Trust to the Servicer for the related
                  Monthly Period                                      $16,666.67

      7.    REALLOCATIONS

            (a)   The amount of Reallocated Class C Principal
                  Collections with respect to this Distribution
                  Date                                                     $0.00

            (b)   The amount of Reallocated Class B Principal
                  Collections with respect to this Distribution
                  Date                                                     $0.00

            (c)   The Class C Investor Interest as of the
                  close of business on this Distribution Date     $10,000,000.00

            (d)   The Class B Investor Interest as of the
                  close of business on this Distribution Date     $12,500,000.00

      8.    PRINCIPAL FUNDING ACCOUNT

            (a)   The principal amount on deposit in the
                  Principal Funding Account on this Distribution
                  Date (prior to withdrawals)                              $0.00

            (b)   The Deficit Controlled Accumulation Amount
                  for the related Monthly Period                           $0.00

            (c)   The Principal Funding Account Investment
                  Proceeds deposited in the Collections Account
                  to be treated as Class A Available Funds                 $0.00


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      9.    AVAILABLE FUNDS

            (a)   The amount of Class A Available Funds on
                  deposit in the Collections Account for this
                  Distribution Date                               $2,986,272.70

            (b)   The amount of Class B Available Funds on
                  deposit in the Collections Account for this
                  Distribution Date                                 $164,236.17

            (c)   The amount of Class C Available Funds on
                  deposit in the Collections Account for this
                  Distribution Date                                 $131,388.93

      10.   PORTFOLIO YIELD

            (a)   The Net Portfolio Yield for the related Monthly
                  Period                                                  11.87%

            (b)   The Base Rate for the related Monthly Period             7.46%

                                    CITIBANK USA
                                    Servicer


                                    By: /s/ Charles Haug
                                       --------------------------
                                    Name:  Charles Haug
                                    Title: Senior Vice President


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                   SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                                 SERIES 1998-1
                               TRAVELERS BANK USA
                   TRAVELERS BANK CREDIT CARD MASTER TRUST I

                -----------------------------------------------
                         MONTHLY PERIOD ENDING 4/30/00
                -----------------------------------------------

1.    The aggregate amount of the Investor Percentage of
      Collections of Principal Receivables (net of Discount
      Option Collections)                                         $61,555,017.93

2.    The aggregate amount of the Investor Percentage of
      Collections of Finance Charge Receivables (including
      Annual Membership Fees, Late Fees, Cash Advance Fees
      and Other Fees)                                              $2,344,511.74

3.    The aggregate amount of the Investor Percentage of
      Discount Option Collections                                    $937,386.06

4.    The aggregate amount of funds allocable to Series
      1998-1 in respect of Finance Charge Receivables              $3,281,897.80

5.    The aggregate amount of funds on deposit in the
      Principal Funding Account allocable to Series 1998-1
      Certificates after taking into account deposits, but
      prior to withdrawals on the related Transfer Date)                   $0.00

6.    The excess, if any, of the Required Class C Invested
      Amount over the Class C Invested Amount (as of the
      related Transfer Date)                                               $0.00

7.    The Class C Invested Amount on the Transfer Date of
      the current calendar month, after giving effect to the
      deposits and withdrawals specified above, is equal to       $10,000,000.00

8. The amount of Monthly Interest, Deficiency Amounts, and Additional Interest payable to the

      (i)   Class A Certificateholders                             $1,137,500.00

      (ii)  Class B Certificateholders                                     $0.00

      (iii) Class C Interests                                              $0.00

9.   The amount of principal payable to the

      (i)   Class A Certificateholders                                     $0.00

      (ii)  Class B Certificateholders                                     $0.00


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      (iii) Class C Interests                                              $0.00

10.   The sum of all amounts payable to the

      (i)   Class A Certificateholders                             $1,137,500.00

      (ii)  Class B Certificateholders                                     $0.00

      (iii) Class C Interests                                              $0.00

      To the knowledge of the undersigned, no Series 1998-1 Pay Out Event or Trust Payout Event has occurred except as described below

      None

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of May, 2000.

                                          CITIBANK USA
                                          Servicer


                                          By: /s/ Charles Haug
                                              ----------------------------------
                                          Name:  Charles Haug
                                          Title: Senior Vice President


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